Exhibit 10.1

$300,000 NOTE EXTENSION AGREEMENT

This $300,000 Note Extension Agreement (the “Agreement”) is made by and between Dickinson Hughes LLC (the “Note Holder”), and GB Sciences, Inc. (the “Company”). The Note Holder and the Company are sometimes referred to hereinafter as the “Parties”).

WHEREAS on February 23, 2021, the Company issued to the Note Holder a note in the face amount of $300,000 (the “$300,000 Note”);

WHEREAS, pursuant to the $300,000 Note, all principal and interest became due and payable to the Note Holder on February 23, 2022 (the “Original Due Date);

WHEREAS on August 18, 2017, the Company issued to the Note Holder a note in the face amount of $250,000 (“Associated Note 1”);

WHEREAS on November 6, 2017, the Company issued to the Note Holder a second note in the face amount of $250,000 (“Associated Note 2” and together with Associated Note 1, the “Associated Notes”);

WHEREAS the Company has repaid to the Note Holder all principal due under Associated Note 1 and Associated Note 2 but there is interest that remains to be paid on both Associated Notes (the “Remaining Interest Due on the Associated Notes”);

NOW, THEREFORE, in consideration of the mutual covenants and promises and other good and valuable consideration, it is mutually agreed as follows:

1.

Extension of Original Due Date: In exchange for the payment by the Company to the Note Holder of the of Remaining Interest Due on the Associated Notes and for increasing the interest rate in accordance with paragraph 2 below, the Original Due Date of the $300,000 Note shall be extended to October 1, 2023. Thereafter, the legal obligations of the Company to the Note Holder under the $300,000 Note shall be the same as though the Original Due Date had been October 1, 2023.

2.	Increase in Interest Rate: Beginning October 1, 2022, the rate of interest on the $300,000 Note will be increased from 6.0% to 8.0% per annum.

3. General:

(a) Binding of Agreement. The provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and each and all of their respective heirs, legal representatives, successors and assigns. No other person or entity will have or acquire any right by virtue of this Agreement.

(b) Amendments; Waivers: No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by both Parties. No waiver by any Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Entire Agreement: This Agreement constitutes the entire agreement between the Parties regarding the terms and conditions of the Agreement. This Agreement supersedes all prior negotiations, representations or agreements between the Parties, whether written or oral.

(d) Counterparts: This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

(e) Headings: Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose.

(f) Savings Provision: To the extent that any provision of this Agreement or any paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

(g) Construction: The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed according to its fair meaning, not strictly for or against either Party, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

Exhibit 10.1

IN WITNESS WHEREOF, the Parties and the Company have executed this Agreement as of the dates written below.

GB Sciences, Inc.

Dated: 9/28/2022

/s/ John Poss

By: John Poss, CEO

Dickinson Hughes LLC

Dated: 10/3/2022

/s/ Robert Moody Jr.

By: Robert Moody Jr.

authorized member and/or manager

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